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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  November 14, 2002

                         HOME CITY FINANCIAL CORPORATION
                        --------------------------------
             (Exact name of registrant as specified in its charter)




             OHIO                       0-21809                34-1839475
     ---------------------       --------------------   -----------------------
(State or other jurisdiction of  (Commission File No.)  (IRS Employer I.D. No.)
         incorporation)




                2454 N. Limestone Street, Springfield, Ohio 45503
           ------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code:       (937) 390-0470
                                                    ----------------------------



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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          On November 14, 2002, Home City Financial Corporation ("HCFC") dismissed Dixon, Francis, Davis & Company ("DFD") as its independent certified public accountants retained to audit HCFC's financial statements and retained BKD, LLP ("BKD") as its new auditor. The dismissal of DFD and the retention of BKD were approved by the Audit Committee and the full Board of Directors of HCFC. BKD has been engaged as HCFC's independent certified public accountants effective November 14, 2002.

          The Board of Directors' decision to engage BKD was based on the breadth of experience of BKD serving public companies and the service that BKD can provide to HCFC.

          DFD's reports on the consolidated financial statements of HCFC for the past two years did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and the interim period through September 30, 2002, there have not been any disagreements between HCFC and DFD on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure.














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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       HOME CITY FINANCIAL CORPORATION


                                           /s/Charles A. Mihal
                                       By: _________________________
                                           Charles A. Mihal
                                           Treasurer and Chief Financial Officer


Date: November 19, 2002




















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                                INDEX TO EXHIBITS

Exhibit Number                              Description
--------------                              -----------

16                              Letter on Change in Certifying Accountant





























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